Exhibit 99.1

For Immediate Release

Investar Holding Corporation Announces 2014 Fourth Quarter Results

Investar Holding Corporation Achieves Record Growth in Net Income of 1,028%

BATON ROUGE, LA (January 28, 2015) – Investar Holding Corporation (NASDAQ: ISTR) (the “Company”), the holding company for Investar Bank, today announced financial results for the quarter and year ended December 31, 2014. For the quarter ended December 31, 2014, the Company reported net income of $2.0 million, or $0.27 per diluted share, compared to $0.2 million, or $0.04 per diluted share for the quarter ended December 31, 2013. This represents an increase of $1.8 million, or 1,028%, in net income. For the year ended December 31, 2014, the Company reported net income of $5.4 million, or $0.93 per diluted share, compared to $3.2 million, or $0.81 per diluted share, for the year ended December 31, 2013. This represents an increase of $2.2 million, or 70.4%, in net income. After adjusting for the net effect of an investment in a tax credit entity, discussed in “Taxes” below, net income was $1.5 million, or $0.20 per diluted share, for the quarter ended December 31, 2014, compared to $0.2 million, or $0.04 per diluted share, for the comparable quarter in 2013, an increase in net income of 733.84%, or $0.16 per diluted share.

Investar Holding Corporation President and Chief Executive Officer John D’Angelo said, “Our board and management are very happy with our achievements and performance in 2014. We completed our IPO, realized a record year in profitability and loan originations and maintained a delinquency ratio significantly below our peers. We are very pleased with our organic growth and continue to drive more earnings to the bottom line as we grow into our infrastructure.”

Performance Highlights

•	Increase in net income of $1.8 million, or 1,028%, compared to the fourth quarter of 2013.

•	Total assets were $879.4 million at December 31, 2014, an increase of $244.4 million, or 38.5%, from December 31, 2013.

•	Total gross loans increased $217.1 million, or 42.6%, to $726.2 million at December 31, 2014 from $509.1 million at December 31, 2013.

•	Commercial and industrial loans increased $21.5 million, or 65.9%, from December 31, 2013.

•	Return on average assets increased to 0.96% for the fourth quarter of 2014 compared to 0.12% for the fourth quarter of 2013.

•	Net interest income increased $7.7 million, or 40.4%, for the year ended December 31, 2014.

•	Net interest margin remained relatively stable at 3.84% for the fourth quarter of 2014 when compared to the third quarter of 2014.

Loans

Total loans were $622.8 million at December 31, 2014, an increase of $118.7 million, or 23.5%, from December 31, 2013.

The following table sets forth the composition of the Company’s loan portfolio as of the dates indicated (dollars in thousands):

		Percentage		Percentage	Increase/(Decrease)
	December 31, 2014	of Portfolio	December 31, 2013	of Portfolio	Amount	Percent

Mortgage loans on real estate
Construction and land development	$71,350	11.4%	$63,170	12.5%	$8,180	12.9%
1-4 Family	137,519	22.1	104,685	20.8	32,834	31.4
Multifamily	17,458	2.8	14,286	2.8	3,172	22.2
Farmland	2,919	0.5	830	0.2	2,089	251.7
Nonfarm, nonresidential
Owner occupied	119,668	19.2	78,415	15.6	41,253	52.6
Nonowner occupied	105,390	16.9	78,948	15.6	26,442	33.5
Commercial and industrial	54,187	8.7	32,665	6.5	21,522	65.9
Consumer	114,299	18.4	131,096	26.0	(16,797)	(12.8)

Total loans	622,790	100%	504,095	100%	118,695	23.5%
Loans held for sale	103,396		5,029		98,367	1,956.0

Total gross loans	$726,186		$509,124		$217,062	42.6%

Consumer loans, including consumer loans held for sale, totaled $214.0 million at December 31, 2014, an increase of 63.2% from $131.1 million at December 31, 2013. At December 31, 2013, there were no consumer loans held for sale. Due to the increase in production and the timing of loan pool sales, the Company increased its consumer held for sale portfolio to $99.7 million at December 31, 2014. Two loan pool sales totaling approximately $52.0 million were moved from the fourth quarter of 2014 to the first quarter of 2015 and have been completed subsequent to December 31, 2014.

At December 31, 2014, the Company’s total business lending portfolio, which consists of loans secured by owner occupied nonfarm, nonresidential properties and commercial and industrial loans, was $173.9 million, an increase of $22.0 million, or 14.5%, compared to the business lending portfolio of $151.9 million at September 30, 2014 and an increase of $62.8 million, or 56.5%, compared to the business lending portfolio of $111.1 million at December 31, 2013.

We have reviewed our loan portfolio for exposure, directly or indirectly, to the potential negative impacts from the fluctuation in oil and gas prices. We have identified less than one percent of our total loan portfolio with a relationship to the energy sector. At December 31, 2014, none of the loans identified were past due. At this time, we are not concerned that decreases in oil and gas prices will negatively impact our borrowers’ ability to service their debt. Our allowance for loan losses is continuously evaluated based on several factors, including economic conditions, and we believe that any potential negatively affected future cash flows related to these loans would be covered by our allowance for loan losses.

The provision for loan loss expense was $0.4 million for the fourth quarter of 2014, a decrease of $0.3 million compared to the fourth quarter of 2013. The allowance for loan losses was $4.6 million, or 138.61% and 0.74% of nonperforming loans and total loans, respectively, at December 31, 2014, compared to $3.4 million, or 227% and 0.67% of nonperforming loans and total loans, respectively, at December 31, 2013.

Nonperforming assets totaled $6.1 million at December 31, 2014, an increase of $1.1 million compared to December 31, 2013. The ratio of total nonperforming assets to total assets was 0.69% at December 31, 2014, compared to 0.79% at December 31, 2013.

Deposits

Total deposits at December 31, 2014 were $628.1 million, an increase of $95.5 million, or 17.9%, from December 31, 2013. The increase in total deposits was driven primarily by an increase of $11.4 million, or 19.4%, in noninterest bearing demand deposits after adjusting for a $14 million short term deposit made by a commercial customer in late December 2013 that was fully withdrawn in January 2014, an increase in NOW accounts of $39.5 million, or 51.1%, and an increase in time deposits of $46.9 million, or 17.8%, from December 31, 2013. We believe our deposit cross sell strategy continues to impact both noninterest bearing demand deposit and NOW account growth.

The following table sets forth the composition of the Company’s deposits as of the dates indicated (dollars in thousands):

		Percentage		Percentage	Increase/(Decrease)
	December 31, 2014	of Portfolio	December 31, 2013	of Portfolio	Amount	Percent

Noninterest bearing demand deposits	$70,217	11.2%	$72,795	13.7%	$(2,578)	(3.50)%
NOW accounts	116,644	18.6	77,190	14.5	39,454	51.1
Money market deposit accounts	77,589	12.3	67,006	12.6	10,583	15.8
Savings accounts	53,332	8.5	52,177	9.8	1,155	2.2
Time deposits	310,336	49.4	263,438	49.4	46,898	17.8

Total deposits	$628,118	100%	$532,606	100%	$95,512	17.9%

Net Interest Income

Net interest income for the fourth quarter of 2014 totaled $7.6 million, an increase of $2.0 million, or 35.2%, from the fourth quarter of 2013. The increase was a direct result of continued growth of the Company’s loan portfolio with an increase in net interest income of $2.3 million due to an increase in volume offset by a $0.3 million decrease related to a reduction in yield when compared to the fourth quarter of 2013.

Net interest income for the year ended December 31, 2014 totaled $26.7 million, an increase of $7.7 million, or 40.4%, from the year ended December 31, 2013. This increase was also a direct result of continued growth of the Company’s loan portfolio with an increase in net interest income of $9.2 million due to an increase in volume offset by a $1.5 million decrease related to a reduction in yield when compared to the year ended December 31, 2013.

The Company’s net interest margin was 3.84% for the quarter ended December 31, 2014 compared to 3.86% for the third quarter of 2014 and 4.01% for the fourth quarter of 2013. The decrease in the net interest margin since 2013 can be attributed to lower yields on the real estate and consumer loan portfolios. The yield on interest earning assets was 4.47% for the quarter ended December 31, 2014 compared to 4.51% for the third quarter of 2014 and 4.72% for the fourth quarter of 2013. The cost of deposits declined one basis point when comparing the fourth quarter of 2014 to the third quarter of 2014, and declined three basis points when comparing the fourth quarter of 2014 to the fourth quarter of 2013.

The Company’s net interest margin was 3.85% for the year ended December 31, 2014 compared to 4.10% for the year ended December 31, 2013. The decline in the interest margin can be attributed to lower yields primarily on the construction, multifamily and nonfarm, nonresidential loan portfolios.

Noninterest Income

Noninterest income for the fourth quarter of 2014 totaled $1.3 million, an increase of $0.4 million, or 36.7%, compared to the fourth quarter of 2013. Noninterest income, excluding securities gains, for the fourth quarter of 2014 totaled $1.2 million, an increase of $0.4 million, or 40.5% compared to the fourth quarter of 2013. The increase resulted primarily from the increase of $0.2 million in other operating income and the increase of $0.1 million in gain on sale of consumer loans.

Noninterest income for the year ended December 31, 2014 totaled $5.9 million, an increase of $0.5 million, or 9.5%, compared to the year ended December 31, 2013. Noninterest income, excluding securities gains and the $0.9 million bargain purchase gain recorded in the second quarter of 2013 in connection with the Company’s acquisition of First Community Bank in May 2013, increased $1.5 million for the year ended December 31, 2014 compared to the year ended December 31, 2013 primarily as a result of the increase of approximately $1.4 million in gain on sale of consumer loans and increases in our servicing and other fee income offset by the $0.7 million decline in fee income on mortgage loans held for sale.

Noninterest Expense

Noninterest expense for the fourth quarter of 2014 totaled $7.0 million, an increase of $1.3 million, or 23.8%, compared to the fourth quarter of 2013. The increase in noninterest expense is primarily due to the $0.4 million increase in salaries and employee benefits, the $0.1 million increase in both occupancy and equipment expense and data processing expense and the $0.7 million increase in impairment on investment in tax credit entity recognized as a result of the Federal Historic Rehabilitation tax credit project completed in December 2014. The increases in salaries and benefits, occupancy and equipment and data processing expenses are attributable to the Company’s expansion into the Lafayette, Louisiana region, which included the opening of a branch in the fourth quarter of 2013, the opening of the Highland Road branch in Baton Rouge, Louisiana on August 1, 2014 and the addition of 16 full-time equivalent employees.

Noninterest expense for the year ended December 31, 2014 totaled $24.4 million, an increase of $5.4 million, or 28.2%, compared to the year ended December 31, 2013. The increase is attributable to the full twelve months of expenses associated with the two branches that the Company acquired as a result of the First Community Bank acquisition in May 2013 and the Company’s expansion into the Lafayette region, which included the opening of a branch during the fourth quarter 2013, as well as the additional expenses related to the opening of the Highland Road branch during the third quarter of 2014. Other factors include the impairment charge on the investment in the tax credit entity related to the Federal Historic Rehabilitation tax credit project, mentioned above, and the professional fees related to the Company’s implementation of Sarbanes-Oxley compliance.

Basic Earnings Per Share and Diluted Earnings Per Share

The Company reported basic earnings per share and diluted earnings per share of $0.28 and $0.27, respectively, for the three months ended December 31, 2014, an increase of $0.08 and $0.07, respectively, compared to the three months ended September 30, 2014 and an increase of $0.23 and $0.23, respectively, when compared to the three months ended December 31, 2013.

The Company reported basic earnings per share and diluted earnings per share for the year ended December 31, 2014 of $0.98 and $0.93, an increase of $0.12 and $0.12, respectively, compared to the year ended December 31, 2013. Excluding the net effect of the Company’s investment in the Federal Historic Rehabilitation tax credit project during the fourth quarter of 2014, diluted earnings per share for the year ended December 31, 2014 was $0.85, an increase of $0.23, after adjusting for the bargain purchase gain and acquisition related expenses for the year ended December 31, 2013.

Taxes

The Company recorded income tax (benefit) expense of $(0.5) million and $1.1 million for the quarter and year ended December 31, 2014, respectively, which equates to an effective tax rate of (32.4)% and 17.5%, respectively. During the fourth quarter of 2014, the Company invested in a tax credit entity whose purpose was to invest in a Federal Historic Rehabilitation tax credit project. As a result of the investment, the Company recognized a tax credit of $1.0 million, reducing tax expense for the quarter and year ended December 31, 2014, as well as a corresponding impairment on the investment in the tax credit entity of $0.7 million. Due to the net effect of the investment, the Company experienced an effective tax rate below the statutory rate of 35%.

About Investar Holding Corporation

Investar Holding Corporation, headquartered in Baton Rouge, Louisiana, provides full banking services, excluding trust services, through its wholly-owned banking subsidiary, Investar Bank, a state chartered bank. The Company’s primary market is South Louisiana and it currently operates 11 full service banking offices located throughout its market. At December 31, 2014, the Company had 179 full-time equivalent employees.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America, or GAAP. These measures and ratios include “tangible book value,” “tangible book value per common share,” “efficiency ratio,” “tangible equity to tangible assets,” “adjusted efficiency ratio,” and “adjusted return on equity.” Management also utilizes non-GAAP performance measures to adjust net income for certain significant activities or transactions that are infrequent in nature. Management believes these non-GAAP financial measures provide information useful to investors in understanding the Company’s financial results, and the Company believes that its presentation, together with the accompanying reconciliations, provide a more complete understanding of factors and trends affecting the Company’s business and allow investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and the Company strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. A reconciliation of the non-GAAP financial measures disclosed in this press release to the comparable GAAP financial measures is included at the end of the financial statement tables.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to, among other things, future events and financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of those words or other comparable words. Any forward-looking statements contained in this press release are based on the historical performance of the Company and its subsidiaries or on the Company’s current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by the Company that the future plans, estimates or expectations by the Company will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. These factors should not be construed as exhaustive. The Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. Information on these factors can be found in the filings that the Company makes with the Securities and Exchange Commission.

For further information contact:

Investar Holding Company

John D’Angelo

President and Chief Executive Officer

(225) 448-5461

John.Dangelo@investarbank.com

Investar Holding Company

Chris Hufft

Chief Accounting Officer

(225) 227-2215

Chris.Hufft@investarbank.com

INVESTAR HOLDING CORPORATION

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share data)

	December 31, 2014	December 31, 2013
	(Unaudited)
ASSETS
Cash and due from banks	$5,519	$5,964
Interest bearing balances due from other banks	13,493	21,739
Federal funds sold	500	500

Cash and cash equivalents	19,512	28,203

Available for sale securities at fair value (amortized cost of $69,838 and $56,733, respectively)	70,299	56,173
Held to maturity securities at amortized cost (estimated fair value of $22,301 and $5,986, respectively)	22,519	6,579
Loans held for sale	103,396	5,029
Loans, net of allowance for loan losses of $4,630 and $3,380, respectively	618,160	500,715
Other equity securities	5,566	2,020
Bank premises and equipment, net of accumulated depreciation of $4,745 and $2,679, respectively	28,538	24,680
Real estate owned, net	2,735	3,515
Accrued interest receivable	2,435	1,835
Deferred tax asset	1,097	1,205
Goodwill	2,684	2,684
Other assets	2,413	2,308

Total assets	$879,354	$634,946

LIABILITIES
Deposits
Noninterest bearing	$70,217	$72,795
Interest bearing	557,901	459,811

Total deposits	628,118	532,606
Advances from Federal Home Loan Bank	125,785	30,818
Repurchase agreements	12,293	10,203
Note payable	3,609	3,609
Accrued interest payable	284	285
Accrued taxes and other liabilities	5,881	1,942

Total liabilities	775,970	579,463

STOCKHOLDERS’ EQUITY
Common stock, $1.00 par value per share; 40,000,000 shares authorized; 7,262,085 and 3,945,114 shares issued and outstanding, respectively	7,264	3,943
Treasury stock	(23)	—
Surplus	84,213	45,281
Retained earnings	11,809	6,609
Accumulated other comprehensive income (loss)	121	(350)

Total stockholders’ equity	103,384	55,483

Total liabilities and stockholders’ equity	$879,354	$634,946

INVESTAR HOLDING CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share data)

(Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2014	2013	2014	2013

INTEREST INCOME
Interest and fees on loans	$8,384	$6,355	$29,979	$21,686
Interest on investment securities:
Taxable interest income	322	155	945	402
Exempt from federal income taxes	100	87	394	354
Other interest income	16	8	51	30

Total interest income	8,822	6,605	31,369	22,472

INTEREST EXPENSE
Interest on deposits	1,135	920	4,273	3,204
Interest on borrowings	110	82	402	256

Total interest expense	1,245	1,002	4,675	3,460

Net interest income	7,577	5,603	26,694	19,012

Provision for loan losses	430	686	1,628	1,026

Net interest income after provision for loan losses	7,147	4,917	25,066	17,986

NONINTEREST INCOME
Service charges on deposit accounts	84	61	305	214
Gain on sale of investment securities, net	111	105	340	449
(Loss) gain on sale of real estate owned, net	(7)	—	230	97
Gain on sale of loans, net	226	109	1,659	247
Gain on sale of fixed assets, net	—	—	3	2
Bargain purchase gain	—	—	—	906
Fee income on mortgage loans held for sale, net	501	518	2,119	2,843
Other operating income	410	176	1,204	596

Total noninterest income	1,325	969	5,860	5,354

Income before noninterest expense	8,472	5,886	30,926	23,340

NONINTEREST EXPENSE
Salaries and employee benefits	3,830	3,393	14,565	11,772
Occupancy expense and equipment expense, net	638	519	2,428	1,899
Bank shares tax	56	111	299	280
FDIC and OFI assessments	167	99	531	344
Legal fees	36	20	125	126
Data processing	349	206	1,289	847
Advertising	89	89	330	320
Stationery and supplies	35	66	167	226
Software amortization and expense	156	126	537	406
Professional fees	130	156	475	355
Telephone expense	44	48	179	150
Business entertainment	32	31	135	86
Impairment on investment in tax credit entity	690	—	690	—
Other operating expenses	703	754	2,634	2,213

Total noninterest expense	6,955	5,618	24,384	19,024

Income before income tax expense	1,517	268	6,542	4,316
Income tax (benefit) expense	(491)	90	1,145	1,148

Net income	$2,008	$178	$5,397	$3,168

EARNINGS PER SHARE
Basic earnings per share	$0.28	$0.05	$0.98	$0.86

Diluted earnings per share	$0.27	$0.04	$0.93	$0.81

Cash dividends declared per common share	$0.01	$0.01	$0.04	$0.05

INVESTAR HOLDING CORPORATION

EARNINGS PER COMMON SHARE

(Amounts in thousands, except share data)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2014	2013	2014	2013

Net income available to common shareholders	$2,008	$178	$5,397	$3,168
Weighted average number of common shares outstanding – used in computation of basic earnings per common share	7,213,416	3,900,752	5,533,514	3,667,929
Effect of dilutive securities:
Restricted stock	33,377	44,042	41,467	32,141
Stock options	22,811	28,531	22,811	29,773
Stock warrants	141,900	193,498	179,510	193,532

Weighted average number of common shares outstanding plus effect of dilutive securities used in computation of diluted earnings per common share	7,411,504	4,166,823	5,777,302	3,923,375

Basic earnings per share	$0.28	$0.05	$0.98	$0.86

Diluted earnings per share	$0.27	$0.04	$0.93	$0.81

INVESTAR HOLDING CORPORATION

SUMMARY FINANCIAL INFORMATION

(Amounts in thousands, except share data)

(Unaudited)

						Twelve months ended December 31,
	Q4 2014	Q3 2014	Q4 2013	Qtr/Qtr	Year/Year	2014	2013
EARNINGS DATA
Total interest income	$8,822	$8,182	$6,605	7.82%	33.57%	$31,369	$22,472
Total interest expense	1,245	1,182	1,002	5.33%	24.25%	4,675	3,460

Net interest income	7,577	7,000	5,603	8.24%	35.23%	26,694	19,012
Provision for loan losses	430	505	686	-14.85%	-37.32%	1,628	1,026
Total noninterest income	1,325	1,959	969	-32.36%	36.74%	5,860	5,354
Total noninterest expense	6,955	6,313	5,618	10.17%	23.80%	24,384	19,024

Income before income taxes	1,517	2,141	268	-29.15%	466.04%	6,542	4,316
Income tax expense	(491)	699	90	-170.24%	-645.56%	1,145	1,148
Net income	$2,008	$1,442	$178	39.25%	1028.09%	$5,397	$3,168

AVERAGE BALANCE SHEET DATA
Total assets	$826,369	$762,330	$592,403	8.40%	39.49%	$734,977	$496,685
Total interest-earning assets	782,868	719,985	554,853	8.73%	41.09%	693,334	463,616
Total loans	675,305	619,356	483,504	9.03%	39.67%	601,238	405,997
Total interest-bearing deposits	553,603	523,075	432,043	5.84%	28.14%	515,433	363,907
Total interest-bearing liabilities	641,611	585,015	477,410	9.67%	34.39%	583,158	396,524
Total deposits	628,837	594,519	488,755	5.77%	28.66%	583,072	411,471
Total shareholders’ equity	102,781	100,068	55,214	2.71%	86.15%	79,371	51,070

PER SHARE DATA
Basic earnings per share	$0.28	$0.20	$0.05	40.00%	513.60%	$0.98	$0.86
Diluted earnings per share	0.27	0.20	0.04	35.00%	532.05%	0.93	0.81
Book value per share	14.24	14.08	14.06	1.14%	1.28%	14.24	14.06
Tangible book value per share (1)	13.79	13.64	13.24	1.10%	4.15%	13.79	13.24
Common shares outstanding	7,262,085	7,253,774	3,945,114	0.11%	84.08%	7,262,085	3,945,114

PERFORMANCE RATIOS
Return on average assets	0.96%	0.75%	0.12%	28.00%	700.00%	0.73%	0.64%
Adjusted return on average assets (1)	0.71%	0.75%	0.12%	-5.12%	497.76%	0.66%	0.50%
Return on average equity	7.75%	5.72%	1.28%	35.49%	505.47%	6.80%	6.10%
Adjusted return on average equity (1)	5.72%	5.72%	1.28%	0.14%	347.94%	6.12%	4.85%
Net interest margin	3.84%	3.86%	4.01%	-0.52%	-4.24%	3.85%	4.10%
Net interest income to average assets	3.64%	3.64%	3.75%	0.00%	-2.93%	3.63%	3.83%
Noninterest expense to average assets	3.34%	3.29%	3.76%	1.52%	-11.17%	3.32%	3.83%
Efficiency ratio (1)	78.13%	70.47%	85.46%	10.87%	-8.58%	74.90%	78.07%
Adjusted efficiency ratio (1)	70.38%	70.47%	85.46%	-0.12%	-17.65%	72.78%	80.02%
Dividend payout ratio	2.51%	3.40%	26.27%	-26.18%	-90.45%	3.93%	5.44%

	Twelve months ended December 31,
	2014	2013	Year/Year
ASSET QUALITY RATIOS
Nonperforming assets to total assets	0.69%	0.79%	-12.66%
Nonperforming loans to loans	0.54%	0.30%	80.00%
Allowance for loan losses to total loans	0.74%	0.67%	10.45%
Allowance for loan losses to nonperforming loans	138.61%	227%	-38.94%
Net chargeoffs to average loans	0.07%	0.09%	-22.22%

CAPITAL RATIOS
Investar Holding Corporation:
Total equity to total assets	11.76%	8.74%	34.55%
Tangible equity to tangible assets	11.43%	8.27%	38.21%
Tier 1 capital to average assets	12.61%	9.53%	32.32%
Tier 1 capital to risk-weighted assets	13.79%	10.85%	27.10%
Total capital to risk-weighted assets	14.41%	11.51%	25.20%
Investar Bank:
Tier 1 capital to average assets	9.00%	9.50%	-5.26%
Tier 1 capital to risk-weighted assets	9.86%	10.83%	-8.96%
Total capital to risk-weighted assets	10.48%	11.48%	-8.71%

(1)	Non-GAAP financial measures. See reconciliation.

INVESTAR HOLDING CORPORATION

CONSOLIDATED AVERAGE BALANCE SHEET, INTEREST EARNED AND YIELD ANALYSIS

(Amounts in thousands)

(Unaudited)

	Three months ended December 31,
	2014			2013
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Loans	$675,305	$8,384	4.93%	$483,504	$6,355	5.21%
Securities:
Taxable	79,354	322	1.61	47,679	155	1.29
Tax-exempt	11,508	100	3.45	14,830	87	2.33
Interest-bearing balances with banks	16,701	16	0.38	8,840	8	0.36

Total interest-earning assets	782,868	8,822	4.47	554,853	6,605	4.72
Cash and due from banks	5,306			6,029
Intangible assets	3,220			3,261
Other assets	39,427			31,052
Allowance for loan losses	(4,452)			(2,792)

Total assets	$826,369			$592,403

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$189,758	$294	0.61%	$136,489	$218	0.63%
Savings deposits	54,192	92	0.67	51,106	90	0.70
Time deposits	309,653	749	0.96	244,448	612	0.99

Total interest-bearing deposits	553,603	1,135	0.81	432,043	920	0.84
Short-term borrowings	41,816	18	0.17	10,108	3	0.12
Long-term debt	46,192	92	0.79	35,259	79	0.89

Total interest-bearing liabilities	641,611	1,245	0.77	477,410	1,002	0.83
Noninterest-bearing deposits	75,234			56,712
Other liabilities	6,743			3,067
Stockholders’ equity	102,781			55,214

Total liability and stockholders’ equity	$826,369			$592,403

Net interest income/net interest margin		$7,577	3.84%		$5,603	4.01%

INVESTAR HOLDING CORPORATION

CONSOLIDATED AVERAGE BALANCE SHEET, INTEREST EARNED AND YIELD ANALYSIS

(Amounts in thousands)

(Unaudited)

	Twelve months ended December 31,
	2014			2013
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Loans	$601,238	$29,979	4.99%	$405,997	$21,686	5.34%
Securities:
Taxable	66,384	945	1.42	39,957	414	1.04
Tax-exempt	12,652	394	3.11	14,685	354	2.41
Interest-bearing balances with banks	13,060	51	0.39	2,977	18	0.60

Total interest-earning assets	693,334	31,369	4.52	463,616	22,472	4.85
Cash and due from banks	5,668			7,285
Intangible assets	3,235			3,124
Other assets	36,617			25,397
Allowance for loan losses	(3,877)			(2,737)

Total assets	$734,977			$496,685

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$173,715	$1,078	0.62%	$113,097	$726	0.64%
Savings deposits	52,881	361	0.68	42,774	299	0.70
Time deposits	288,837	2,834	0.98	208,036	2,179	1.05

Total interest-bearing deposits	515,433	4,273	0.83	363,907	3,204	0.88
Short-term borrowings	28,349	54	0.19	7,627	12	0.16
Long-term debt	39,376	348	0.88	24,990	244	0.98

Total interest-bearing liabilities	583,158	4,675	0.80	396,524	3,460	0.87
Noninterest-bearing deposits	67,639			47,564
Other liabilities	4,809			1,527
Stockholders’ equity	79,371			51,070

Total liability and stockholders’ equity	$734,977			$496,685

Net interest income/net interest margin		$26,694	3.85%		$19,012	4.10%

INVESTAR HOLDING CORPORATION

RECONCILIATION OF NON GAAP FINANCIAL MEASURES

(Amounts in thousands, except share data)

(Unaudited)

	December 31,
	2014	2013
Tangible common equity
Total stockholder’s equity	$103,384	$55,483
Adjustments:
Goodwill	2,684	2,684
Core deposit intangible	532	573

Tangible common equity	$100,168	$52,226

Tangible assets
Total assets	$879,354	$634,946
Adjustments:
Goodwill	2,684	2,684
Core deposit intangible	532	573

Tangible assets	$876,138	$631,689

Common shares outstanding	7,262,085	3,945,114
Tangible equity to tangible assets	11.43%	8.27%
Book value per common share	$14.24	$14.06
Tangible book value per common share	$13.79	$13.24

INVESTAR HOLDING CORPORATION

RECONCILIATION OF NON GAAP FINANCIAL MEASURES

(Amounts in thousands, except share data)

(Unaudited)

		Three months ended December 31,		Three months ended September 30,	Twelve months ended December 31,
		2014	2013	2014	2014	2013

Net interest income	(a)	$7,577	$5,603	$7,000	$26,694	$19,012
Provision for loan losses	(b)	430	686	505	1,628	1,026

Net interest income after provision for loan losses		7,147	4,917	6,495	25,066	17,986

Noninterest income	(c)	1,325	969	1,959	5,860	5,354
Bargain purchase gain		—	—	—	—	(906)

Adjusted noninterest income		1,325	969	1,959	5,860	4,448

Adjusted income before noninterest expense	(d)	8,472	5,886	8,454	30,926	22,434

Total noninterest expense	(e)	6,955	5,618	6,313	24,384	19,024
Acquisition related expense		—	—	—	—	(250)
Impairment related to investment in tax credit entity		(690)	—	—	(690)	—

Adjusted noninterest expense	(f)	6,265	5,618	6,313	23,694	18,774

Adjusted income before income tax expense		2,207	268	2,141	7,232	3,660
Adjusted income tax expense (1)		724	90	699	2,372	1,184

Adjusted net income		1,483	178	1,442	4,860	2,476

Diluted earnings per share (GAAP)		$0.27	$0.04	$0.20	$0.93	$0.81
Bargain purchase gain		—	—	—	—	(0.23)
Acquisition related expense		—	—	—	—	0.04
Impairment related to investment in tax credit entity		0.06	—	—	0.08	—
Tax credit related to historical tax credit project		(0.13)	—	—	(0.16)	—

Adjusted diluted earnings per share		$0.20	$0.04	$0.20	$0.85	$0.62

Efficiency ratio	(e) / (a+c)	78.13%	85.46%	70.47%	74.90%	78.07%
Adjusted efficiency ratio(2)	(f) / (b+d)	70.38%	85.46%	70.47%	72.78%	80.02%
Adjusted return on average assets (2)		0.71%	0.12%	0.75%	0.66%	0.50%
Adjusted return on average equity (2)		5.72%	1.28%	5.72%	6.12%	4.85%
Total average assets		$826,369	$592,403	$762,330	$734,977	$496,685
Total average stockholders’ equity		$102,781	$55,214	$100,068	$79,371	$51,070

(1)	Income tax expense is calculated on the adjusted non-GAAP effective tax rate of 32.8% for the three and twelve month periods ended December 31, 2014. Income tax expense is calculated on the adjusted non-GAAP effective tax rate of 32.3% for the twelve month period ended December 31, 2013.
(2)	Adjusted for the net effect of the investment in the tax credit entity for the three and twelve month periods ended December 31, 2014 and the impact of the bargain purchase gain and acquisition expenses incurred during the twelve month period ended December 31, 2013.